Exhibit 23.1

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Star Jets International, Inc.

New York, New York

We hereby consent to the use in this Form S-1 Registration Statement of Star Jets International, Inc. of our report dated June 9, 2022, related to the consolidated financial statements of Star Jets International, Inc. as of December 31, 2021 and 2020 and for each of the years then ended. Our report on the consolidated financial statements included an explanatory paragraph expressing substantial doubt regarding Star Jets International, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P

Certified Public Accountants
Dallas, Texas
January 23, 2023

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com